UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2019

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2019, in connection with exercise of the initial purchasers’ option to purchase the Additional Notes described in Item 2.03 below, Zillow Group, Inc. (the “Company”) entered into privately negotiated capped call transactions (the “Capped Call Confirmations”) with Morgan Stanley & Co. LLC, Citibank, N.A., Goldman Sachs & Co. LLC and Barclays Bank PLC (the “Option Counterparties”). The Company used approximately $9.1 million of the net proceeds from the offering of the Additional Notes to pay the cost of the Capped Call Confirmations.

For the Additional Notes, the Capped Call Confirmations are expected generally to reduce the potential dilution to the Class C Capital Stock upon any conversion of such notes and/or offset the cash payments the Company is required to make in excess of the principal amount of such notes in the event that the market price of the Class C Capital Stock is greater than the strike price of the Capped Call Confirmations (which initially corresponds to the initial conversion price of such notes and is subject to certain adjustments under the terms of the Capped Call Confirmations), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Confirmations. The Capped Call Confirmations with respect to the Additional Notes have an initial cap price of $72.5175 per share, which represents a premium of approximately 125% over the closing price of the Company’s Class C Capital Stock on The Nasdaq Global Select Market on September 4, 2019, and is subject to certain adjustments under the terms of the Capped Call Confirmations. The Capped Call Confirmations will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes (as defined below), the number of shares of Class C Capital Stock that will underlie such notes. In addition, the Capped Call Confirmations provide for the Company to elect, subject to certain conditions, for the Capped Call Confirmations to remain outstanding (with certain modifications) following its election to redeem the Notes, notwithstanding any conversions of the Notes in connection with such redemption.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Confirmations, but the Company will be entitled to receive from the Option Counterparties or their respective affiliates a number of shares of Class C Capital Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Class C Capital Stock, as measured under the terms of the Capped Call Confirmations, is greater than the strike price of the Capped Call Confirmations during the relevant valuation period under the Capped Call Confirmations. However, if the market price per share of Class C Capital Stock, as measured under the terms of the Capped Call Confirmations, exceeds the cap price of the Capped Call Confirmations during such valuation period, the number of shares of Class C Capital Stock and/or the amount of cash the Company expects to receive upon exercise of the Capped Call Confirmations will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Confirmations.

The Capped Call Confirmations are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the rights of the holders of the Notes under such notes.

The description of the Capped Call Confirmations above is qualified in its entirety by reference to the text of the Capped Call Confirmations, copies of which are attached as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2019, the Company issued $73 million aggregate principal amount of 0.75% Convertible Senior Notes due 2024 (the “Additional Notes”). The Additional Notes were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the initial purchasers’ partial exercise of their option to purchase such notes, granted in connection with the Company’s previously disclosed offering of $600 million aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2024 (the “Initial Notes” and, together with the Additional Notes, the “Notes”), which closed on September 9, 2019. The Additional Notes have the same terms, and were issued under the same indenture, dated as of September 9, 2019, by and between the Company and The Bank of New York Mellon Trust Company,

N.A., as trustee (the “Indenture”), as the Initial Notes, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2019 (the “Initial Form 8-K”). The information set forth in the Initial Form 8-K is incorporated herein by reference.

The net proceeds from the offering of the Additional Notes were approximately $72.0 million, after deducting fees and estimated expenses payable by the Company. The Company used approximately $9.1 million of the net proceeds to pay the cost of the capped call transactions entered into in connection with the offering.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.3, respectively, to the Initial Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Indenture and the Notes set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The Additional Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Additional Notes and the underlying shares of Class C Capital Stock issuable upon conversion of such notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01.	Other Events.

On October 9, 2019, the Company announced the closing of its offering of the Additional Notes in a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Capped Call Confirmation, dated October 4, 2019, between Zillow Group, Inc. and Morgan Stanley & Co., LLC.

10.2	Capped Call Confirmation, dated October 4, 2019, between Zillow Group, Inc. and Citibank, N.A.

10.3	Capped Call Confirmation, dated October 4, 2019, between Zillow Group, Inc. and Goldman Sachs & Co. LLC.

10.4	Capped Call Confirmation, dated October 4, 2019, between Zillow Group, Inc. and Barclays Bank PLC.

99.1

Press release dated October 9, 2019 entitled “Zillow Group Announces Closing of Exercise by Initial Purchasers of Option to Purchase an Additional $73 Million of 0.75% Convertible Senior Notes due 2024” issued by Zillow Group, Inc. on October 9, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2019	ZILLOW GROUP, INC.

	By:	/s/ Jennifer Rock
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer